SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) October 23, 1997
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                      Commission File Number 0-7624
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                  WESTERN MASSACHUSETTS ELECTRIC COMPANY
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          (Exact name of registrant as specified in its charter)


               MASSACHUSETTS                      04-1961130
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


  174 BRUSH HILL AVENUE, WEST SPRINGFIELD, MASSACHUSETTS  01090-0010
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              (Address of principal executive offices)      (Zip Code)


                            (413) 785-5871
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            (Registrant's telephone number, including area code)


                            Not Applicable
                            --------------
       (Former name or former address, if changed since last report)

Item 5. Other Events

1.   Millstone Restart Schedules

     On October 27, 1997, Northeast Utilities (NU) issued the following press release:

"HARTFORD, Connecticut, October 27, 1997--Northeast Utilities (NU) today reported a loss of $51.7 million, or 40 cents a share, in the third quarter of 1997, compared with a profit of $1.0 million, or 1 cent a share, for the same period of 1996.

     For the first nine months of 1997, NU lost $98.7 million, or 76 cents a share, compared with a profit of $78.2 million, or 61 cents a share, for the same period of 1996.

     Michael G. Morris, NU chairman, president and chief executive officer, attributed the weaker third-quarter results to the higher costs NU is incurring as a result of the ongoing outages at the Millstone nuclear power station in Waterford, Connecticut. Nonfuel operation and maintenance costs were $446.4 million in the third quarter of 1997, compared with about $371.3 million in third quarter of 1996. The 1997 third-quarter results included a $36 million net increase in reserves set aside to cover expenditures at Millstone Station that will be made in future quarters to comply with Nuclear Regulatory Commission standards.

     NU hopes to return Millstone 3 to service in the first quarter of 1998; Millstone 2 two to three months after Millstone 3; and Millstone 1 two to three months after Millstone 2. None of the three units has generated power since March 1996. Morris said that Millstone-related costs have risen over the past several months as the company completes the engineering, physical and programmatic efforts needed to return the units to service. As a result, NU would expect to recognize a loss in the fourth quarter of 1997, prior to any charges against reserves previously established for nuclear compliance costs.

     Offsetting some of those losses were higher revenues and lower subsidiary preferred dividends. Revenues were $977.1 million in the third quarter of 1997, compared with $955.5 million in the same period of 1996. The higher revenues reflect a 1.0 percent increase in third-quarter 1997 retail sales, compared with the same period of 1996. For the first nine months of 1997, retail sales were down 1.2 percent, compared with the same period of 1996, primarily because of an unusually mild winter.

     NU is the largest electric utility system in New England, with about 1.7 million customers in Connecticut, New Hampshire and Massachusetts."

For more information regarding this matter, see NU's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and "Item
1. Business-Overview of Nuclear and Related Financial Matters and -Nuclear Generation" in NU's 1996 Form 10-K.

2.   Connecticut Rate Matters

     Connecticut law requires the Connecticut Department of Public Utility Control (DPUC) to review a utility's rates every four years if there has not been a rate proceeding during such period. The DPUC has been conducting such a review of the rates of The Connecticut Light and Power Company (CL&P), a wholly owned subsidiary of NU, including an analysis of the possibility of removing one or more of the Millstone nuclear units from CL&P's rate base.

     At the October 23, 1997 hearing in this proceeding, CL&P announced that it would not seek any replacement power costs from customers incurred during the ongoing Millstone outages. Earlier this year, the DPUC had denied CL&P's right to request recovery of such costs, and CL&P had appealed that decision. CL&P is expensing such replacement power costs until the Millstone units return to service.

     For more information regarding this matter, see NU's Current Report on Form 8-K dated June 26, 1997, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and "Item 1.
Business-Rates-Connecticut Retail Rates" in NU's 1996 Form 10-K.


                              SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          WESTERN MASSACHUSETTS ELECTRIC COMPANY
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                                         Registrant




Date  October 31, 1997              By /s/John B. Keane
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                                        John B. Keane
                                        Vice President and Treasurer